                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 EPICEDGE, INC.
                Formerly Known As Design Automation Systems, Inc.
             (Exact name of registrant as specified in its charter)


           TEXAS                                         75-1657943
  (State of incorporation)                  (I.R.S. Employer Identification No.)


                         5508 TWO NINETY WEST, SUITE 300
                                AUSTIN, TX 78735
                                  512-261-3346
          (Address and telephone number of principal executive offices)
--------------------------------------------------------------------------------

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

         Securities Act registration file number to which this form relates:
001-15493 (if applicable).


Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                         Name of each exchange on which
   to be so registered                         each class is to be registered

    NOT APPLICABLE                                           NONE


Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                                (Title of class)


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         ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         EpicEdge, Inc. (the "COMPANY") is authorized to issue up to 100,000,000 shares of common stock, par value $.01 per share (the "COMMON STOCK"), of which 18,200,333 shares are issued and outstanding as of April 1, 2003. The Company is also authorized to issue up to 30,000,000 shares of preferred stock, par value $.01 per share (the "PREFERRED STOCK"). The Company has designated (1) 10,000,000 shares of its Preferred Stock as Series A Convertible Preferred Stock (the "SERIES A STOCK"), of which 9,695,481 shares are issued and outstanding as of April 1, 2003, and (2) 10,000,000 shares of its Preferred Stock as Series B Convertible Preferred Stock (the "SERIES B STOCK"), of which 3,173,451 shares are issued and outstanding as of April 1, 2003.

         Holders of Common Stock are entitled to one vote for each share on all matters submitted to a shareholder vote, provided, however, that the holders of the Series A Stock and the Series B Stock have the right to vote together with the holders of the Common Stock as a single class on all matters, unless otherwise required by law. Holders of Common Stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of the Company's liquidation, dissolution or winding up, subject to the preferences of the holders of Series A Stock, and the holders of Series B Stock, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock (including the Series A Stock and the Series B Stock). Holders of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

         The rights of the holders of Common Stock described above are limited and qualified by the rights of the Series A Stock and the Series B Stock set forth under the heading "PROPOSAL NO. 3 APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK AND TO DESIGNATE SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK" in the Company's definitive proxy materials on Schedule 14A filed with the Securities and Exchange Commission on June 17, 2002.

         ITEM 2. EXHIBITS.

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------

4.1 Restated Articles of Incorporation filed with the Texas Secretary of State on July 18, 2002 (Incorporated herein by reference to exhibit
           3.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 filed with the Securities and Exchange Commission on August 14, 2002)

4.2 Second Amended and Restated Bylaws (Incorporated herein by reference to exhibit 3.7 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 filed with the Securities and Exchange Commission on May 20, 2002)

4.3 Specimen Common Stock Certificate (Incorporated herein by reference to exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.4 Specimen Series A Convertible Preferred Stock Certificate (Incorporated herein by reference to exhibit 4.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed with the Securities and Exchange Commission on November 14, 2002)

4.5 Specimen Series B Convertible Preferred Stock Certificate (Incorporated herein by reference to exhibit 4.3 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed with the Securities and Exchange Commission on November 14, 2002)

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------

4.6 Common Stock Warrant Purchase Agreement, dated December 29, 1999, by and between the Company and FINOVA Capital Corporation (Incorporated herein by reference to exhibit 10.29 to our Quarterly Report on Form 10-QSB for the quarter ended September 30,2000 filed with the Securities and Exchange Commission on November 21, 2000)

4.7 Common Stock Purchase Warrant issued by the Company to FINOVA Capital Corporation on December 29, 1999 (Incorporated herein by reference to exhibit 10.30 to our Quarterly Report on Form 10-QSB for the quarter ended September 30,2000 filed with the Securities and Exchange Commission on November 21, 2000)

4.8 Stock Purchase Agreement, dated February 18, 2000, by and between Design Automation Systems, Inc., Edgewater Private Equity Fund III, L.P., Aspen Finance Investors I, LLC, Fleck T.I.M.E. Fund, LP, Fleck Family Partnership II, LP, LJH Partners LP, Wain Investment, LLC, Gerald C. Allen, and John Paul DeJoria (Incorporated herein be reference to exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2000)

4.9 Registration Agreement, dated February 18, 2000, by and between Design Automation Systems, Inc., Edgewater Private Equity Fund III, L.P., Aspen Finance Investors I, LLC, Fleck T.I.M.E. Fund, LP, Fleck Family Partnership II, LP, LJH Partners LP, Wain Investment, LLC, Gerald C. Allen, and John Paul DeJoria (Incorporated herein be reference to exhibit 4.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2000)

4.10 Warrant Certificate issued by Design Automation Systems, Inc. to Aspen Finance Group on February 18, 2000 (Incorporated herein by reference to exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.11 Form of Warrant issued by Design Automation Systems, Inc. to Robert Maddocks for 25,000 shares of our Common Stock and to Robert Heller for 15,000 shares of our Common Stock on March 20, 2000 (Incorporated herein by reference to exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.12 Warrant to Purchase Common Stock issued by the Company to Reliant Energy, Inc. on April 30, 2000 (Incorporated herein by reference to exhibit 4.8 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.13 Warrant issued by the Company to Nicholas L. Reding on May 25, 2000 (Incorporated herein by reference to exhibit 4.9 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.14 Amended and Restated Shareholders' Agreement, dated July 21, 2000, by and between the Company, Carl Rose, Charles Leaver, Jeff Sexton, Kelly Knake, Edgewater Private Equity Fund III, L.P., Aspen Finance Investors I, LLC, Fleck T.I.M.E. Fund, LP, Fleck Family Partnership II, LP, LJH Partners LP, Wain Investment, LLC, Gerald C. Allen and John Paul DeJoria (Incorporated herein by reference to exhibit 4.41 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 filed with the Securities and Exchange Commission on May 20,
           2002)

4.15 Convertible Bridge Loan Agreement, dated July 21, 2000, by and between the Company, Edgewater Private Equity Fund III, L.P. and Fleck T.I.M.E. Fund, LP (Incorporated herein by reference to exhibit
           10.27 to our Quarterly Report on Form 10-QSB for the quarter ended September 30,2000 filed with the Securities and Exchange Commission on November 21, 2000)

4.16 Form of Convertible Promissory Note issued by the Company to Edgewater Private Equity Fund III, L.P. for a principal sum of $3,750,000 and to Fleck T.I.M.E. Fund, LP for a principal sum of $1,250,000 on July 21, 2000 (Incorporated herein by reference to exhibit 4.25 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.17 Form of Amendment to Convertible Promissory Note, dated July 20, 2001, by and between each of Edgewater Private Equity Fund III and Fleck T.I.M.E. Fund, LP (Incorporated herein by reference to exhibit
           4.26 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.18 Form of Amendment No. 2 to Convertible Promissory Note, dated August 1, 2002, by and between each of Edgewater Private Equity Fund III, L.P. and Fleck T.I.M.E. Fund, L.P. (Incorporated herein by reference to exhibits 4.43 and 4.44 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 filed with the Securities and Exchange Commission on August 14, 2002)

4.19 Stock Purchase Agreement, dated September 29, 2000, by and between the Company, Edgewater Private Equity Fund III, L.P. and Fleck T.I.M.E. Fund, LP (Incorporated herein by reference to exhibit 99.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2000)

4.20 Shareholders' Agreement, dated September 29, 2000, by and between the Company, Carl Rose, Charles Leaver, Jeff Sexton, Edgewater Private Equity Fund III, L.P., Aspen Finance Investors I, LLC, Fleck T.I.M.E. Fund, LP and Fleck Family Partnership II, LP (Incorporated herein by reference to exhibit 99.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2000)

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------

4.21 Registration Agreement, dated September 29, 2000, by and between the Company, Edgewater Private Equity Fund III, L.P. and Fleck T.I.M.E. Fund, LP (Incorporated herein by reference to exhibit 99.4 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2000)

4.22 Amendment to Registration Agreement, dated April 16, 2002, by and between the Company, Edgewater Private Equity Fund III, L.P. and Fleck T.I.M.E. Fund, LP (Incorporated herein by reference to exhibit
           4.32 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.23 Form of Convertible Note issued by the Company to Carl Rose on November 1, 2000 for a principal amount of $500,000 and on November 7, 2000 for a principal amount of $400,000 (Incorporated herein by reference to exhibit 4.13 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.24 Form of Amendments to Convertible Notes, dated August 31, 2001, by and between the Company and Carl Rose, amending the notes issued by the Company to Carl Rose on November 1, 2000 for a principal amount of $500,000 and on November 7, 2000 for a principal amount of $400,000 (Incorporated herein by reference to exhibit 4.14 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.25 Form of Amendments to Promissory Notes, dated April 16, 2002, by and between the Company and Carl Rose, amending the notes issued by the Company to Carl Rose on November 1, 2000 for a principal amount of $500,000 and on November 7, 2000 for a principal amount of $400,000 (Incorporated herein by reference to exhibit 4.39 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.26 Form of Convertible Note issued by the Company on December 1, 2000 to Bahram Nour-Omid for a principal amount of $500,000 and to Fleck T.I.M.E. Fund, LP for a principal amount of $1,000,000 (Incorporated herein by reference to exhibit 4.15 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.27 Amendment to Promissory Note, dated December 21, 2001, by and between the Company and Fleck T.I.M.E. Fund, L.P. (Incorporated herein by reference to exhibit 4.42 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 filed with the Securities and Exchange Commission on May 20, 2002)

4.28 Settlement Agreement, dated April 15, 2002, by and between the Company, Richard Carter, Sam DiPaola, Carl Rose and Bahram Nour-Omid (Incorporated herein by reference to exhibit 4.26 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed with the Securities and Exchange Commission on November 14, 2002)

4.29 Form of Warrant issued by the Company to Bahram Nour-Omid for 1,000,000 shares of our Common Stock (Incorporated herein by reference to exhibit 4.10 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.30 Warrant Agreement issued by the Company to Brewer & Pritchard, P.C. on May 15, 2001 (Incorporated herein by reference to exhibit 4.12 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.31 Form of Warrant issued by the Company to each of Panna Sharma and Eric Loeffel, each for 30,000 shares of our Common Stock, on July 31, 2001 and to John A. Svahn for 30,000 shares of our Common Stock in November 2001 (Incorporated herein by reference to exhibit 4.11 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.32 Share Return Agreement, dated August 29, 2001, by and between the Company, Carl Rose, Charles Leaver and Kelly Knake (Incorporated herein by reference to exhibit 10.33 to our Quarterly Report on Form 10-Q for the quarter ended September 30,2001 filed with the Securities and Exchange Commission on November 19, 2001)

4.33 Subordination Agreement, dated February 19, 2002, by and between Edgewater Private Equity Fund III, L.P. and MRA Systems, Inc., d/b/a GE Access (Incorporated herein by reference to exhibit 4.18 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.34 Security Agreement, dated February 19, 2002, by and between the Company and Edgewater Private Equity Fund III, L.P. (Incorporated herein by reference to exhibit 4.19 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.35 First Amendment to Security Agreement, dated March 5, 2002, by and between the Company and Edgewater Private Equity Fund III, L.P. (Incorporated herein by reference to exhibit 4.22 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.36 Trademark and License Security Agreement, dated February 19, 2002, by and between the Company and Edgewater Private Equity Fund III, L.P. (Incorporated herein by reference to exhibit 4.20 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------

4.37 First Amendment to Trademark and License Security Agreement, dated March 5, 2002, by and between the Company and Edgewater Private Equity Fund III, L.P. (Incorporated herein by reference to exhibit
           4.23 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.38 Note and Preferred Stock Purchase Agreement, dated April 16, 2002, by and between the Company, Edgewater Private Equity Fund III, L.P., Fleck T.I.M.E. Fund, LP, John Paul DeJoria and Patrick Loche (Incorporated herein by reference to exhibit 4.27 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.39 Amendment No. 1 to The Note and Preferred Stock Purchase Agreement, dated April 29, 2002, by and between the Company and Edgewater Private Equity Fund III, L.P. (Incorporated herein by reference to exhibit 10.53 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 filed with the Securities and Exchange Commission on August 14, 2002)

4.40 Amendment No. 2 to The Note and Preferred Stock Purchase Agreement, dated June 14, 2002, by and between the Company and Edgewater Private Equity Fund III, L.P. (Incorporated herein by reference to exhibit
           10.54 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 filed with the Securities and Exchange Commission on August 14, 2002)

4.41 Amendment No. 3 to The Note and Preferred Stock Purchase Agreement, dated July 18, 2002, by and between the Company and Edgewater Private Equity Fund III, L.P. (Incorporated herein by reference to exhibit
           10.55 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 filed with the Securities and Exchange Commission on August 14, 2002)

4.42 Amendment No. 4 to The Note and Preferred Stock Purchase Agreement, dated July 31, 2002, by and between the Company and Edgewater Private Equity Fund III, L.P. (Incorporated herein by reference to exhibit
           10.56 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 filed with the Securities and Exchange Commission on August 14, 2002)

4.43 Amendment No. 5 to The Note and Preferred Stock Purchase Agreement, dated August 21, 2002, by and between the Company and Edgewater Private Equity Fund III, L.P. (Incorporated herein by reference to exhibit 4.41 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed with the Securities and Exchange Commission on November 14, 2002)

4.44 Amendment No. 6 to The Note and Preferred Stock Purchase Agreement, dated October 22, 2002, by and between the Company and Edgewater Private Equity Fund III, L.P. (Incorporated herein by reference to exhibit 4.42 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed with the Securities and Exchange Commission on November 14, 2002)

4.45 Amendment No. 7 to The Note and Preferred Stock Purchase Agreement, dated November 1, 2002, by and between the Company and Edgewater Private Equity Fund III, L.P. (Incorporated herein by reference to exhibit 4.43 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed with the Securities and Exchange Commission on November 14, 2002)

4.46 Form of Substitute Secured Convertible Promissory Note, dated April 16, 2002, issued by the Company to Edgewater Private Equity Fund III, L.P. for a principal amount of $1,600,000, to John Paul DeJoria for a principal amount of $400,000, to Patrick Loche for a principal amount of $250,000 and to Fleck T.I.M.E. Fund, LP for a principal amount of $400,000 (Incorporated herein by reference to exhibit 4.28 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.47 Substitute Secured Convertible Promissory Note, dated November 1, 2002 issued by the Company to Edgewater Private Equity Fund III, L.P. for a principal amount of $3,100,000 (Incorporated herein by reference to exhibit 4.45 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed with the Securities and Exchange Commission on November 14, 2002)

4.48 Security Agreement, dated April 16, 2002, by and between the Company and Edgewater Private Equity Fund III, L.P., on behalf of itself and certain other lenders (Incorporated herein by reference to exhibit
           4.29 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.49 First Amendment to Security Agreement, dated April 29, 2002, by and between the Company and Edgewater Private Equity Fund III, L.P., on behalf of itself and certain other lenders (Incorporated herein by reference to exhibit 4.47 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed with the Securities and Exchange Commission on November 14, 2002)

4.50 Subordination Agreement, dated April 16, 2002, by and between Edgewater Private Equity Fund III, L.P. and MRA Systems, Inc., d/b/a GE Access (Incorporated herein by reference to exhibit 4.30 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.51 Trademark and License Security Agreement, dated April 16, 2002, by and between the Company and Edgewater Private Equity Fund III, L.P., on behalf of itself and certain other lenders (Incorporated herein by reference to exhibit 4.31 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------

4.52 First Amendment to Trademark and License Security Agreement, dated April 29, 2002, by and between the Company and Edgewater Private Equity Fund III, L.P., on behalf of itself and certain other lenders (Incorporated herein by reference to exhibit 4.50 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed with the Securities and Exchange Commission on November 14, 2002)

4.53 Waiver Letter, dated April 16, 2002, by and between the Company, Edgewater Private Equity Fund III, L.P., Fleck T.I.M.E. Fund, LP and certain other parties (Incorporated herein by reference to exhibit
           4.33 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.54 Termination Agreement, dated April 16, 2002, by and between the Company, Carl Rose, Charles Leaver, Jeff Sexton, Edgewater Private Equity Fund III, L.P., Aspen Finance Investors I, LLC, Fleck T.I.M.E. Fund, LP, and Fleck Family Partnership II, LP (Incorporated herein by reference to exhibit 4.34 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.55 Transaction Agreement, dated April 16, 2002, by and between the Company and Carl Rose (Incorporated herein by reference to exhibit
           4.35 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.56 Transaction Agreement, dated April 16, 2002, by and between the Company and John Paul DeJoria (Incorporated herein by reference to exhibit 4.36 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.57 Transaction Agreement, dated April 16, 2002, by and between the Company and Patrick Loche (Incorporated herein by reference to exhibit 4.37 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.58 Transaction Agreement, dated April 16, 2002, by and between the Company and Fleck T.I.M.E. Fund, LP (Incorporated herein by reference to exhibit 4.38 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.59 Voting Agreement, dated April 16, 2002, by and between Carl Rose, Jenta Rose, Charles Leaver, Kelly Knake, Gerald Allen, John Paul DeJoria, Edgewater Private Equity Fund III, L.P., and Fleck T.I.M.E. Fund, LP (Incorporated herein by reference to exhibit 4.40 to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 17, 2002)

4.60 Memorandum of Terms for Series B-1 Convertible Preferred Stock dated September 20, 2002, by and between the Company and Edgewater Private Equity Fund III, L.P. (Incorporated herein by reference to exhibit
           4.58 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed with the Securities and Exchange Commission on November 14, 2002)

4.61 Letter Agreement regarding Series B-1 Convertible Preferred Stock Warrant, dated November 1, 2002, by and between the Company and Edgewater Private Equity Fund, III, L.P. (Incorporated herein by reference to exhibit 4.59 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed with the Securities and Exchange Commission on November 14, 2002)

4.62 Waiver Letter, dated November 11, 2002, by and between the Company and Edgewater Private Equity Fund III, L.P. (Incorporated herein by reference to exhibit 4.60 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed with the Securities and Exchange Commission on November 14, 2002)

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                EpicEdge, Inc.


Date:  April 1, 2003                            By: /s/ Robert A. Jensen
                                                    ----------------------------
                                                    Robert A. Jensen
                                                    Chief Operating Officer and
                                                    Chief Financial Officer